UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)
Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2006, Chordiant Software, Inc. (the “Company”) received a written Staff Determination letter from The NASDAQ Stock Market (NASDAQ) stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its annual report on Form 10-K for the year ended September 30, 2006. As previously disclosed, NASDAQ initially informed the Company on August 14, 2006 that its common stock would be delisted because of its failure to timely file its Form 10-Q for the period ended June 30, 2006, unless it requested a hearing in accordance with applicable NASDAQ Marketplace rules. The Company subsequently requested a hearing and appeared before the NASDAQ Listing Qualifications Panel. The NASDAQ Listing Qualification Panel issued a decision granting the Company an exception until December 29, 2006 to get into compliance with the Marketplace rules. However, on November 26, 2006, the Company’s Board of Directors, upon the recommendation of the Audit Committee and management, after considering the quantitative and qualitative analysis prepared by management, concluded that the Company should restate its historical financial statements for the years ended December 31, 2001, 2002 and 2003, the nine-month period ended September 30, 2004, the fiscal year ended September 30, 2005, and the quarters ended December 31, 2005 and March 31, 2006. As a result, the Company must amend certain of its previously filed periodic reports, as well as file its Form 10-Q for the quarter ended June 30, 2006 prior to the December 29, 2006 deadline imposed by The NASDAQ Stock Market. The Company intends to seek an additional extension of time from the NASDAQ Listing Qualifications Panel to file its delinquent reports, including its Form 10-K for the year ended September 30, 2006. No assurance can be made that the Company will be granted an additional extension. If the Listing Qualifications Panel does not grant our request, our common stock will be delisted.

However, there can be no assurance that the NASDAQ Listing Qualification Panel will grant Company’s request for continued listing.  A copy of the press release issued on December 19, 2006 announcing the receipt of the notice is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1  Press release dated December 19, 2006.

Safe Harbor Statement

This current report on Form 8-K includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this report are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, the result of potential changes in accounting estimates associated with percentage of completion projects, related changes in compensation and royalty expenses, the final conclusions of the Company concerning matters relating to the company’s stock option grants including, but not limited to, the accuracy of the stated dates of historical option grants and whether all proper corporate procedures were followed; the impact of any restatement of financial statements of Chordiant or other actions that may be taken or required as a result of such reviews or the results of the inquiry being conducted by the Securities and Exchange Commission (“SEC”) in connection with Chordiant’s historical option grant practices. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's SEC filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period of October 1, 2004 to September 30, 2005, and Chordiant’s most recent quarterly report on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006	CHORDIANT SOFTWARE, INC

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President and Chief Executive Officer